UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007

Newmont Mining Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31240	84-1611629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 6, 2007, Newmont Mining Corporation, a Delaware corporation (“Newmont”), and Miramar Mining Corporation, a British Columbia corporation (“Miramar”), issued a press release announcing the extension of the offer (the “Offer”) of Newmont Mining B.C. Limited, a wholly-owned indirect subsidiary of Newmont (“Acquisition Sub”), to purchase at a price of C$6.25 in cash per common share all of the issued and outstanding common shares of Miramar (other than common shares owned directly or indirectly by Newmont, and including common shares that may become issued and outstanding after the date of the Offer but before the expiration of the Offer) from 5:00 p.m. (Toronto time) on December 6, 2007 to 5:00 p.m. (Toronto time) on December 21, 2007. The Offer is being extended to accommodate satisfaction of a condition of the Offer that requires approval of the acquisition under the Investment Canada Act that has not yet been satisfied. The initial review period under the Investment Canada Act will expire on December 13, 2007.

The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: December 6, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 6, 2007